UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2020

CELANESE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.125% Senior Notes due 2023	CE /23	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 9, 2020, Celanese Corporation (“Celanese” or the “Company”) completed its previously announced sale of the Company’s 45% joint venture equity interest in Polyplastics Company, Ltd. (“Polyplastics”) to its joint venture partner Daicel Corporation for a purchase price of $1.575 billion in cash. The description of the sale of Polyplastics contained in this Item 2.01 is subject to, and qualified in its entirety by reference to, the description of the transaction included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2020, and the related transaction agreement, which was filed as an exhibit to such Current Report, is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 9, 2020, the Company issued a press release related to the completion of the Polyplastics transaction described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

_____________________________________________________

Forward-Looking Statements

The information set forth in this Current Report contains certain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, strategies, performance, planned investments, capital expenditures and other information that is not historical information. Forward-looking statements can be identified by words such as “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained herein. These include the Company’s ability to identify and execute on other attractive investment opportunities towards which to deploy capital as well as numerous other factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and other filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date the statement is made to reflect the occurrence of anticipated or unanticipated events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are being filed and furnished, as applicable, herewith:

Exhibit Number
99.1	Press Release dated October 9, 2020*

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document contained in Exhibit 101)

* The information in Item 7.01 of this Current Report, including Exhibit 99.1 furnished thereunder, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information in Item 7.01 this Current Report, including the associated exhibits furnished thereunder, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. The disclosure in Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in such item in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

By:	/s/ Michael R. Sullivan
Name:	Michael R. Sullivan
Title:	Vice President, Deputy General Counsel and Assistant Secretary

Date:	October 9, 2020